EXHIBIT 99.1

                             GRANT PARK FUTURES FUND

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                    GRANT PARK WEEKLY PERFORMANCE STATISTICS
                                    12/10/04
                          WEEKLY ROR              MTD ROR                YTD ROR
CLASS A UNITS               -4.49%                 -2.24%                 -8.88%
CLASS B UNITS               -4.51%                 -2.26%                 -9.64%

             WEEKLY COMMENTARY FOR THE WEEK ENDED DECEMBER 10, 2004

The Fund registered losses over the past week. Positions in currencies sustained the largest setbacks followed by metals and stock indices. Positions in financials (fixed income) recorded gains.

Long positions in foreign currencies lost ground as the U.S. dollar gained ground on all of its major counterparts. This was the first the time dollar had gained against the euro in the last 11 weeks. The rally began in earnest on Wednesday as investors moved to cover short positions in an environment where the dollar had fallen "too far, too fast" according to currency analysts. The dollar's strength continued into the weekend on Friday's news that the U.S. producer price index rose a better-than-expected 0.5% during the month of November. Long positions in the euro, Canadian dollar, Swiss franc and British pound all posted losses as the greenback gained more than 2 cents against each currency. Long positions in the Japanese yen also lost as that currency fell almost 3 cents, recording its biggest weekly sell-off against the dollar since last February. Losses also came from long positions in the Australian dollar and Mexican peso. Short positions in the dollar index also fared poorly. The March contract lost 1.61 points for the week or $1,610 per contract.

The strength in the dollar led to lower prices in precious metals. Investors had been buying gold as an alternative to investing in the weaker dollar. Metal prices softened considerably over the week. February gold fell $22.50 to close at $435.30 per ounce. The dollar's rally sparked liquidation of long positions in the precious metal. Longs in the silver market sustained losses as the March contract fell $1.30 to settle the week at $6.7430 per ounce. Long base metal positions also lost ground as prices for copper, aluminum and zinc were all lower for the week. The Fund has reduced its long positions in both gold and silver and currently holds reduced long positions in these markets.

Long positions in stock indices posted losses as share prices fell on most major markets. Analysts said that selling in the technology sector along with a midweek rally in oil prices pushed domestic and foreign share prices lower. Long positions in the Australian Share Price Index and the Hang Seng in Hong Kong experienced setbacks when both of those indices closed lower for the week. The German DAX and Paris CAC also settled weaker, undermining long positions. Longs in the NASDAQ-100 recorded losses as the index fell 3 points for the week.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, LLC             Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com

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Lastly, long positions in overseas financial markets provided positive returns for the week. Analysts said that prices for fixed income instruments rose as investors sought a safe-haven in response to weaker stock prices. Gains came from long positions in British long gilts, the Australian Ten-year bond, the Euro bund and the Eurex BOBL. Long positions in Japanese government bonds also gained ground as prices were higher on the news that the Japanese economy had grown by just 0.1% for the period of July through September.











































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
Dearborn Capital Management, LLC             Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,              website: www.dearborncapital.com
Chicago, IL 60661                              e-mail: funds@dearborncapital.com